Exhibit 10.02

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December 22, 2015 (this “Agreement”), is entered into by and between BLU Autoworks LLC, a Delaware limited liability company (the “Grantor”), in favor of Deer Valley Corporation, a Florida corporation (the “Secured Party”).

WHEREAS, on the date hereof, the Secured Party has made a loan to the Grantor in an aggregate principal amount of up to $4,000,000 (the “Loan”), evidenced by that certain Secured Convertible Note of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Note”) made by the Grantor and payable to the order of the Secured Party.

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations (as defined below); and

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Copyrights” means all of the following now owned or hereafter acquired by the Grantor: (i) all copyrights, registrations and applications therefor, (ii) all renewals and extensions thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

“Event of Default” has the meaning set forth in the Note.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Note).

“Patents” means all of the following now or hereafter owned by the Grantor: (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (v) all rights to sue for past, present and future infringements or misappropriations thereof and (vi) all other rights corresponding thereto throughout the world.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“Trademarks” means all of the following, now owned or hereafter acquired by the Grantor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the Grantor’s business connected therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof and (v) all other rights corresponding thereto throughout the world.

“Trade Secrets” means all of the following, now owned or hereafter acquired by the Grantor: (i) trade secrets, (ii) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect to trade secrets, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations of trade secrets, and (iv) all other rights corresponding to trade secrets throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. Subject to the rights granted previously to BLU Investors LLC pursuant to a security agreement dated February 27, 2015, which are in all respects superior to the rights of Secured Party hereunder, the Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by the Grantor to the Secured Party pursuant to Section 4(e), general intangibles (including all payment intangibles), Patents, Trademarks, Copyrights, Trade Secrets, money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b) all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of the following (collectively, the “Secured Obligations”):

(a) the obligations of the Grantor from time to time arising under the Note, this Agreement or otherwise with respect to the due and prompt payment of the principal of and premium, if any, and interest on the Loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the Note, this Agreement or any other document made, delivered or given in connection with any of the foregoing.

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, promptly take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, the Grantor shall promptly take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c) The Grantor hereby further authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement, that certain Intellectual Property Security Agreement entered into between the Grantor and the Secured Party as of the date hereof and any other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.

(d) If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall promptly endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(e) If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall (i) promptly notify the Secured Party in a writing signed by the Grantor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party and (ii) deliver to the Secured Party an updated Schedule 1.

(f) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) It is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is engaged or proposes to be engaged, and has full power, authority and legal right to borrow the Loan and pledge the Collateral pursuant to this Agreement.

(b) Each of this Agreement and the Note has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loan and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Note and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder.

(d) The execution and delivery of the Note and this Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

(e) Any Collateral consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. The Grantor holds no commercial tort claims except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in section 9-102(a)(34) of the UCC. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. The Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(f) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(g) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(h) The Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral.

6. Covenants. The Grantor covenants as follows:

(a) The Grantor will not, without providing at least thirty (30) days prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, or location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b) The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at the Grantor’s principal place of business and the Grantor will not remove the Collateral from such locations without providing at least thirty (30) days prior written notice to the Secured Party. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(c) The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(d) The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except (i) as expressly provided for in the Note or herein, (ii) to Tua Autoworks Holdings S.àr.l., a company to be formed under the laws of Luxembourg or (iii) with the prior written consent of the Secured Party.

(e) The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(f) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(g) The Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

7. Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this

Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8. Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.

9. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.

10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 13 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) Any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 12), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

12. Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be amended, modified, supplemented or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

13. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14. Addresses for Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

15. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with Section 13 of the Note, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

16. Termination; Release. On the earlier of (i) the date on which all Secured Obligations have been paid and performed in full or (ii) the date of the execution of a Development Agreement with the Government of Italy related to the establishment and financing of automotive manufacturing, assembly and retail operations in Italy, this Agreement will be terminated without any further action required by the parties and the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

17. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.

18. Counterparts; Entire Agreement. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLU Autoworks LLC, as Grantor

By:	Anthony J. Bonidy
Name:	Anthony J. Bonidy
Title:	Manager

Address for Notices:

BLU Autoworks LLC c/o LCV Capital Management, LLC Centre City Tower, Suite 705 650 Smithfield Street Pittsburgh, PA 15222 Attn: Lodovico C. de Visconti

Deer Valley Corporation, as Secured Party

By:	J. Steven Lawler
Name:	J. Steven Lawler
Title:	Vice President - Finance

Address for Notices:

Deer Valley Corporation 205 Carriage Street Guin, AL 35563 Attn: J. Steven Lawler

[Signature Page to Security Agreement]

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.